DURHAM JONES & PINEGAR, P.C.
                          111 East Broadway, Suite 900
                           Salt Lake City, Utah 84111

                                February 1, 2000


The Murdock Group Career Satisfaction Corporation
5295 South Commerce Drive, Suite 300
Salt Lake City, Utah 84107

     Re: Registration Statement on Form S-8 of The Murdock Group Career
         Satisfaction Corporation (the "Registration Statement")

Dear Sirs:

     We have acted as counsel for The Murdock Group Career Satisfaction Corporation, a Utah corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of up to 423,000 shares of the Company's Common Stock, no par value per share, which may be issued to consultants of the Company pursuant to the terms of a written compensation agreements (the "Compensation Agreements") with a Company consultant. The aggregate of 423,000 shares to be registered under the Act are referred to herein as the "Shares."

     In connection with the foregoing, we have examined originals or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company and other instruments and documents as we have deemed necessary as a basis for the opinion hereinafter expressed.

     Based upon the foregoing and in reliance thereon, it is our opinion that the Shares described in the above-referenced Registration Statement, when issued pursuant to the terms of the Registration Statement and Compensation Agreements, as applicable, will be validly issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement and the prospectus to be delivered thereunder. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                  Sincerely,

                                  DURHAM JONES & PINEGAR P.C.



                                  /s/ DURHAM JONES & PINEGAR, P.C.